EXHIBIT 4.52

Vision Twenty-One, Inc.

Fifth Amendment to Convertible Note Agreement, Warrant Agreement, and warrants

This Fifth Amendment to Convertible Note Agreement, Warrant Agreement, and Warrants (herein, the "Amendment") is entered into as of March 31, 2002, among Vision Twenty-One, Inc., a Florida corporation (the "Borrower"), the Lenders party hereto, and Bank of Montreal as Agent for the Lenders.

Preliminary Statements

A. The Borrower, the Lenders, and the Agent are parties to a Convertible Note Agreement, dated as of November 10, 2000, as amended (herein, the "Convertible Note Agreement"), and a Warrant Agreement dated as of November 10, 2000, as amended (herein, the "Warrant Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Convertible Note Agreement.

B. The Borrower has not yet obtained shareholder approval for an increase in the number of its authorized shares of capital stock required in order to satisfy the conditions of the Convertible Note Agreement, Warrant Agreement, and Warrants issued thereunder by the December 31, 2001, due date therefor, and the Borrower and the Lenders have agreed to amend the Convertible Note Agreement, the Warrant Agreement, and the Warrants issued under the Warrant Agreement to extend the due date therefor to May 31, 2002, on the terms and conditions as provided for in this Amendment.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO THE CONVERTIBLE NOTE AGREEMENT, WARRANT AGREEMENT, AND WARRANTS.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Convertible Note Agreement, Warrant Agreement, and Warrants shall be and hereby are amended by deleting the date "December 31, 2001" appearing in Section 4.1(i) of the Convertible Note Agreement, the definition of "Additional Shares of Common Stock" appearing in Section 6.1 of the Convertible Note Agreement, Section 7.8 of the Convertible Note Agreement, Section 4(c) of the Representations and Warranties set forth in Exhibit B to the Convertible Note Agreement, Section 1.4 of the Warrant Agreement, Section 2 of Exhibit A-1 to the Warrant Agreement and Section 2 of each Class A Warrant issued under the Warrant Agreement, clause (v) of the definition of "Additional Shares of Common Stock" appearing in Section 12 of Exhibit A-1 to the Warrant Agreement and in Section 12 of each Class A Warrant issued under the Warrant Agreement, Section 2 of Exhibit A-2 to the Warrant Agreement and Section 2 of each Class B Warrant issued under the Warrant Agreement, clause (v) of the definition of "Additional Shares of Common Stock" appearing in Section 12 of Exhibit A-2 to the Warrant Agreement and in Section 12 of each Class B Warrant issued under the Warrant Agreement, and Section 4(c) of the Representations and Warranties set forth in Exhibit B to the Warrant Agreement, and inserting the date "May 31, 2002" in lieu thereof.

SECTION 2. CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1. The Borrower, the Agent, and the Lenders shall have executed and delivered this Amendment.

2.2. Each Subsidiary (other than Dormant Subsidiaries) shall have executed its acknowledgement and consent to this Amendment in the space provided for that purpose below.

2.3. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Agent and its counsel.

SECTION 3. RELEASE OF CLAIMS.

TO INDUCE THE LENDERS AND THE AGENT TO ENTER INTO THIS AMENDMENT, THE BORROWER AND, BY SIGNING THE ACKNOWLEDGEMENT AND CONSENT REFERRED TO BELOW, EACH OF ITS SUBSIDIARIES HEREBY RELEASE, ACQUIT, AND FOREVER DISCHARGE THE LENDERS AND THE AGENT AND EACH OF THEIR AFFILIATES, AND THEIR OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS, AND ASSIGNS, FROM ALL LIABILITIES, CLAIMS, DEMANDS, ACTIONS, AND CAUSES OF ACTION OF ANY KIND (IF ANY THERE BE), WHETHER ABSOLUTE OR CONTINGENT, DUE OR TO BECOME DUE, DISPUTED OR UNDISPUTED, AT LAW OR IN EQUITY, THAT THEY NOW HAVE OR EVER HAD AGAINST THE LENDERS AND THE AGENT AND THEIR AFFILIATES, OR ANY ONE OR MORE OF THEM INDIVIDUALLY, UNDER OR IN CONNECTION WITH THE CONVERTIBLE NOTE AGREEMENT OR ANY OF THE OTHER CONVERTIBLE LOAN DOCUMENTS OR THE WARRANT AGREEMENT OR ANY OF THE WARRANTS ISSUED THEREUNDER OR ANY OTHER CREDIT, DEPOSIT OR OTHER FINANCIAL ACCOMMODATION MADE AVAILABLE TO THE BORROWER OR ANY ONE OR MORE OF ITS SUBSIDIARIES.

SECTION 4. MISCELLANEOUS.

4.1. The Borrower has heretofore executed and delivered to the Agent and the Lenders certain of the Collateral Documents. The Borrower hereby acknowledges and agrees that, notwithstanding the execution and delivery of this Amendment, the Collateral Documents remain in full force and effect and the rights and remedies of the Agent and the Lenders thereunder, the obligations of the Borrower thereunder, and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired, or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

4.2. Except as specifically amended herein, the Convertible Note Agreement, the Warrant Agreement and the Warrants issued thereunder shall continue in full force and effect in accordance with their original terms. Reference to this specific Amendment need not be made in the Convertible Note Agreement, the Notes, the Warrant Agreement, the Warrants, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Convertible Note Agreement, the Warrant Agreement, or the Warrants any reference in any of such items to the Convertible Note Agreement, the Warrant Agreement, or the Warrants being sufficient to refer to the Convertible Note Agreement, the Warrant Agreement, and the Warrants as amended hereby.

4.3. The Borrower agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution, and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the fees and expenses of counsel for the Agent.

4.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

4.5. This Amendment together with the other Convertible Loan Documents, the Warrant Agreement and the Warrants issued thereunder represent the entire agreement of the Borrower, its Subsidiaries, the Lenders and the Agent with respect to the subject matter hereof and thereof, and there are no promises or undertakings by the Lenders or the Agent relative to the subject matter hereof or thereof not expressly set forth therein.

[Signature Pages to Follow]

This Fifth Amendment to Convertible Note Agreement, Warrant Agreement, and Warrants is dated as of the date and year first above written.

By /s/ Andrew Alcorn Name Andrew Alcorn Title President

Acknowledged and agreed to as of the date first above written.

BANK OF MONTREAL, in its individual capacity as a Lender and as Agent By /s/ Jack J. Kane Name Jack J. Kane Title Vice President________________	BANK ONE TEXAS, N.A. By /s/ Henry W. Howe Name Henry W. Howe Title Officer
PACIFICA PARTNERS I, L.P. By: Imperial Credit Asset Management, as its Investment Manager By /s/ Dean K. Kawai_________________ Name Dean K. Kawai Title Vice President	ING PRIME RATE TRUST By: ING Investments, LLC, as its investment manager By /s/Ralph E. Bucher Name Ralph E. Bucher Title Vice President________________

PILGRIM AMERICA HIGH INCOME INVESTMENTS LTD.

By: ING Investments, LLC, as its investment manager

By /s/ Ralph E. Bucher________________

Name Ralph E. Bucher_____________

Title Vice President________________

MERRILL LYNCH BUSINESS FINANCIAL SERVICES, INC. By /s/ Gary L. Stewart________________ Name Gary L. Stewart______________ Title Director_____________________

Acknowledgement and Consent

The undersigned Subsidiaries of Vision Twenty-One, Inc., have heretofore executed and delivered to the Agent and the Lenders one or more Guaranties and Collateral Documents. Each of the undersigned hereby consents to the Fifth Amendment to Convertible Note Agreement, Warrant Agreement, and Warrants as set forth above and confirms that its Guaranty and Collateral Documents, and all of its obligations thereunder, remain in full force and effect. Each of the undersigned further agrees that the consent of the undersigned to any further amendments to the Convertible Note Agreement, Warrant Agreement, and Warrants shall not be required as a result of this consent having been obtained.

"Guarantors"
Vision 21 Physician Practice Management Company
Vision 21 Managed Eye Care of Tampa Bay, Inc.
Vision Twenty-One Managed Eye Care IPA, Inc.
BBG-COA, Inc.
LSI Acquisition, Inc.
MEC Health Care, Inc.
Vision Twenty-One Eye Surgery Centers, Inc.
Eye Surgery Center Management, Inc.
Vision Twenty-One Refractive Center, Inc.
Vision Twenty-One of Wisconsin, Inc.
New Jersey Eye Laser Centers, Inc.
Vision Twenty-One Eye Laser Centers, Inc.
Block Vision, Inc.
UVC Independent Practice Association, Inc.

By /s/ Andrew Alcorn_______________
Andrew Alcorn, President, an authorized signatory for each of the above-referenced entities